ADDITIONAL SOLICITING MATERIAL
                            PUTNAM INCOME FUND
            To be used on shareholder confirmation statements
                 after the mailing of the proxy statement.




Your Fund will be holding a shareholder meeting on 4/6/95. If you owned shares on 1/6/95 a proxy was mailed in mid-January. The proxy seeks your approval on issues relating to your fund. Read your proxy carefully, complete and sign your ballot and return it to Putnam.





































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